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                                [THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
                                SUBMITTED PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.



               Pricing Supplement No. 23 Dated March 31,1997
                  (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                April 3, 1997

Principal Amount:                   $5,000,000.00

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Funds Rate
                                    [X] LIBOR
                                        [X] Telerate Screen Project 3750
                                        [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                      2 Year Treasury Constant Maturities
                                    (H.15) Telcrate Screen Page 7055

Index Maturity:                     Monthly

Spread:                             1 Month Libor + 30

Initial Interest Rate:              1 Month Libor + 30/ To Be Determined







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Regular Record Dates:               15 calendar days prior to Interest
                                    Payment Dates

Interest Determination Dates:       Second London Business Day Preceding the
                                    Interest Reset Date

Interest Payment Dates:             Same as interest reset dates

Interest Reset Dates:               The third Wednesday of each month

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    October 3, 2000

Issue Price (As a Percentage        100.000%
of Principal Amount):

Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)